Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Barry Parmiter
President and Chief Executive Officer

Mercer Savings Bank

Mercer Bancorp, Inc.
(419) 586-5158

MERCER BANCORP, INC. ANNOUNCES COMPLETION OF INITIAL PUBLIC OFFERING

Celina, Ohio, July 26, 2023 — Mercer Bancorp, Inc. (the “Company”), the holding company for Mercer Savings Bank (the “Bank”), announced today that it has completed its initial public offering in connection with the Bank’s conversion from the mutual form of organization to the stock form of organization, effective July 26, 2023. The Company sold 972,970 shares of its common stock, including 81,838 shares sold to the Bank’s Employee Stock Ownership Plan, for gross offering proceeds (before deducting offering expenses) of approximately $9.7 million, based on the offering price of $10.00 per share. In addition, the Company contributed 50,000 shares of its common stock to the newly formed Mercer Savings Charitable Foundation, Inc.

The Company’s common stock is expected to be quoted on the OTCQB Market operated by the OTC Markets Group under the symbol “MSBB” beginning on July 27, 2023. The Company’s transfer agent, Pacific Stock Transfer Company, plans to mail Direct Registration System (“DRS”) Book-Entry statements for the shares purchased in the stock offering, and interest checks, on or about July 27, 2023.

Subscribers wishing to confirm their purchases may do so by contacting the Stock Information Center at (312) 521-1601. The Stock Information Center is open between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except on bank holidays.

Performance Trust Capital Partners, LLC acted as selling agent for the Company in the offering. Luse Gorman, PC served as legal counsel to the Company and the Bank. Nelson Mullins Riley & Scarborough LLP served as legal counsel to Performance Trust Capital Partners, LLC.

The shares of Company common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Mercer Bancorp, Inc. and Mercer Savings Bank

Mercer Bancorp, Inc. became the stock holding company for Mercer Savings Bank upon the completion of the Bank’s mutual-to-stock conversion and the Company’s related stock offering. Mercer Savings Bank was founded in 1888 and currently operates four banking offices in Celina, Fort Recovery and Greenville, Ohio.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: unforeseen delays in delivering DRS Book-Entry statements; delays in the start of trading due to market disruptions or otherwise; risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. government; changes in the interest rate environment; inflation; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in the levels of loan delinquencies and fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; asset-liability management; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; our ability to retain key employees; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company and the Bank caution prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.